As filed with the Securities and Exchange Commission on July 31, 2003

Registration No. 333-14244

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment #1 to

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UNILEVER N.V.
(Exact name of company as specified in its charter)

The Netherlands (State or Other Jurisdiction of Incorporation or Organization	Weena 455 3013 AL, Rotterdam The Netherlands (Address of Principal Executive Offices)	None (I.R.S. Employer Identification No.)

LIPTON SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE INDEPENDENCE PLANT
(Full title of Plan)

Ronald M. Soiefer, Esq.
Senior Vice President and General Counsel
Unilever United States, Inc.
390 Park Avenue
New York, New York 10022
(Name and address of agent for service)

(212) 688-6000
(Telephone number, including area code, of agent for service)

Copy of all communications to:
Robert J. Lichtenstein, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
(215) 963-5000

DEREGISTRATION OF UNSOLD SECURITIES

     The Registration Statement on Form S-8 (the “Registration Statement”) of Unilever N.V. pertaining to 10,000 Unilever N.V. Ordinary Shares (PV Fl 1.12) to which this Post-Effective Amendment No. 1 relates, became effective on December 1, 2001.

     In accordance with an undertaking made by Unilever N.V. in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Unilever N.V. hereby removes from registration the securities of Unilever N.V. registered but unsold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 30, 2003.

UNILEVER, N.V.

By:	/s/ Antony Burgmans Antony Burgmans Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated as of July 30, 2003.

Signature	Capacity

/s/ Antony Burgmans Antony Burgmans	Chairman, Unilever N.V.

/s/ Rudy Markham Rudy Markham	(Chief Financial Officer)

/s/ Jeffrey W. Allgrove Jeffrey W. Allgrove	(Principal Accounting Officer)